Exhibit 15.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223864 on Form S-8 of our report dated May 11, 2022, with respect to our audit of the financial statements of Gravitas Education Holdings, Inc. (formerly known as RYB Education, Inc.) as of and for the year ended December 31, 2021 appearing in this Annual Report on Form 20-F of Gravitas Education Holdings, Inc. for the year ended December 31, 2022.

/s/ Friedman LLP

New York, New York
April 28, 2023